                                                                     EXHIBIT 4.3

                  INCORPORATED UNDER THE LAWS OF THE STATE OF
                                    DELAWARE
                        SEE RESTRICTIONS ON REVERSE SIDE
B-1                                                                  **150,000**

                                                               CUSIP 20589R 30 5
                13 1/2% SERIES B SENIOR REDEEMABLE EXCHANGEABLE
                            PREFERRED STOCK DUE 2010
                         CONCENTRIC NETWORK CORPORATION

          FULLY PAID AND NON-ASSESSABLE SHARES OF THE PREFERRED STOCK $1.00 PAR VALUE PER SHARE OF CONCENTRIC NETWORK CORPORATION



     This is to Certify that ** CEDE & CO. ** is the owner of **ONE HUNDRED FIFTY THOUSAND** shares of fully paid and non-assessable 13 1/2% SERIES B SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK DUE 2010 of CONCENTRIC NETWORK CORPORATION transferable only on the books of the Corporation by the holder hereof in person or by the duly authorized Attorney upon surrender of this certificate properly endorsed. Witness, the seal of the Corporation and the signatures of its duly authorized officers.



Dated: August 11, 1998

/s/ PETER J. BERGERON                               /s/ HENRY R. NOTHHAFT
-----------------------------                       ----------------------------
Peter J. Bergeron, Secretary                        Henry R. Nothhaft, President

FOR VALUE RECEIVED I DO HEREBY SELL, ASSIGN, AND TRANSFER UNTO ________________ ______________________________ SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ___________________________, AS ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED ____________________, 199____       ______________________________________
                                                       (Shareholder)

____________________________________      ______________________________________
     (Witness)                                         (Shareholder)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITARY TRUST COMPANY SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED Y THE COMPANY AND THE TRANSFER AGENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"),TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.